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                                                                    EXHIBIT 99.9


                              TRITON ENERGY LIMITED

                                LETTER TO CLIENTS
                                       FOR
                            TENDER OF ALL OUTSTANDING
                            8 7/8% SENIOR NOTES DUE 2007
                                 IN EXCHANGE FOR
                            8 7/8% SENIOR NOTES DUE 2007
                       THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933


         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 2000, UNLESS EXTENDED (THE "EXPIRATION DATE").

         NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE UNLESS PREVIOUSLY ACCEPTED FOR EXCHANGE.

To Our Clients:

         We have enclosed herewith a Prospectus, dated October ____, 2000, of Triton Energy Limited, a Cayman Islands company (the "Company"), and a related Letter of Transmittal, which together constitute the Company's offer (the "Exchange Offer") to exchange its 8 7/8% Senior Notes due 2007 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8 7/8% Senior Notes due 2007 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

         We are the holder of record of Old Notes held by us for your own account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

         We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

                                                  Very truly yours,
















PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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                    INSTRUCTION TO REGISTERED HOLDER AND /OR
                         BOOK-ENTRY TRANSFER PARTICIPANT


To Registered Holder and/or Participant in the Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Prospectus, dated October ____, 2000 (the "Prospectus"), of Triton Energy Limited, a Cayman Islands company (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 8 7/8% Senior Notes due 2007 (the "New Notes") for all of its outstanding 8 7/8% Senior Notes due 2007 (the "Old Notes"). Capitalized terms used, but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

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The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

               $_________ of the 8 7/8% Senior Notes due 2007

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

[ ] To TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED) (IF ANY):

               $_________ of the 8 7/8% Senior Notes due 2007


[ ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

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         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that (i) the New Notes acquired in exchange for the Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) the undersigned is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) the undersigned does not have any arrangement or understanding with any person to participate in the distribution of New Notes, and (iv) neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the Company. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.


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                                    SIGN HERE

Name of beneficial owner(s):
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                                                  Signature(s)

Name(s):
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                                        (Please Print)

Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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